Exhibit 99.1

NEWS RELEASE

Contact:	Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2014

THIRD QUARTER EARNINGS

•	Earnings per share of $0.71 for 2014 third quarter, up from $0.57 per share in 2014 second quarter and $0.54 per share in the 2013 third quarter
•	Net income of $7.1 million for 2014 third quarter, up from $5.7 million in 2014 second quarter and $5.5 million in the 2013 third quarter
•	Net interest margin of 3.73%, up from 3.62% in the linked quarter, down from 3.84% in the 2013 third quarter
•	Loans up 4.8% from third quarter 2013
•	Nonperforming loans down 26.2% from third quarter 2013

DEFIANCE, OHIO (October 20, 2014) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the third quarter ended September 30, 2014 totaled $7.1 million, or $0.71 per diluted common share, compared to $5.5 million or $0.54 per diluted common share for the third quarter ended September 30, 2013.

“We are very pleased with our strong financial performance in the third quarter,” said Donald P. Hileman, President, and Chief Executive Officer of First Defiance Financial Corp. “Loan growth, revenue growth, profitability, and credit quality each showed significant improvement from a year ago.”

The third quarter 2014 results were positively impacted by $299,000 after tax gains on the sale of securities, a $903,000 tax-free benefit from a bank owned life insurance policy and a $498,000 tax- free gain realized through the company’s deferred compensation plan trust. Additional net adjustments to income taxes of $250,000, which included the write-off of a portion of unused deferred tax assets, negatively impacted third quarter 2014 results.

Net Interest Income up compared to third quarter 2013

Net interest income of $17.7 million in the third quarter of 2014 was up from $17.2 in the third quarter of 2013. Net interest margin was 3.73% for the third quarter of 2014, up from 3.62% in the second quarter 2014, but down from 3.84% in the third quarter of 2013. Yield on interest earning assets declined by 14 basis points, to 4.06% in the third quarter of 2014 from 4.20% in the third quarter of 2013. The cost of interest-bearing liabilities decreased by 3 basis points in the third quarter of 2014 to 0.43% from 0.46% in the third quarter of 2013.

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“Loan demand was particularly robust this quarter with contributions from each of our market areas including our new loan production office in Columbus, Ohio” said Hileman. “Most significantly, the added loans enabled us to improve our earning asset mix leading to increased net interest margin and net interest income.”

Non-Interest Income up from third quarter 2013

First Defiance’s non-interest income for the third quarter of 2014 was $9.4 million compared with $7.3 million in the third quarter of 2013. The third quarter 2014 included $460,000 of gains on the sale of securities, a $903,000 tax-free benefit from a bank-owned life insurance policy and a $498,000 tax-free gain realized through the company’s deferred compensation plan trust.

Mortgage banking income decreased to $1.5 million in the third quarter of 2014, down from $1.8 million in the third quarter of 2013, primarily due to a lower valuation adjustment in mortgage servicing assets. First Defiance had a positive change in the valuation adjustment of $68,000 in the third quarter of 2014 compared with a positive adjustment of $480,000 in the third quarter of 2013. Mortgage loans sold were up 11% from the second quarter 2014, but down 23% from the third quarter a year ago primarily due to lower refinance volumes impacted by higher rates. Gains from the sale of mortgage loans increased in the third quarter of 2014 to $973,000 from $894,000 in the third quarter of 2013. Mortgage loan servicing revenue was $870,000 in the third quarter of 2014, slightly down from $901,000 in the third quarter of 2013.

For the third quarter 2014, income from the sale of insurance and investment products was $2.4 million and service fees and other charges were $2.7 million, up 6.3% and 2.1% respectively from the third quarter of 2013. Trust income was $315,000 in the third quarter of 2014 up 25.5% from the third quarter of 2013.

“Our non-interest income revenues were very healthy on a core basis this quarter,” continued Hileman. “We had solid increases in our insurance and wealth management business divisions, and mortgage performance remained steady.”

Non-Interest Expenses up from third quarter 2013

Total non-interest expense was $16.8 million in the third quarter of 2014, an increase from $16.1 million in the third quarter of 2013.

Compensation and benefits increased to $9.3 million in the third quarter of 2014 compared to $8.7 in the third quarter of 2013. The increase was mainly due to merit increases for salaries, higher health plan costs, increased sales commissions and higher accruals for bonus payments based on meeting performance targets. Other non-interest expense increased to $3.2 million in the third quarter of 2014 from $3.1 million in the third quarter of 2013.

Credit Quality

Non-performing loans totaled $22.5 million at September 30, 2014, a decrease of 26.2% from $30.5 million at September 30, 2013. In addition, First Defiance had $5.3 million of real estate owned at September 30, 2014 compared to $5.5 million at September 30, 2013. Accruing troubled debt restructured loans were $26.6 million at September 30, 2014 compared with $28.0 million at September 30, 2013. For the third quarter of 2014, First Defiance recorded net charge-offs of $466,000, down from $782,000 in the third quarter of 2013. The allowance for loan loss as a percentage of total loans was 1.50% at September 30, 2014 compared with 1.66% at September 30, 2013.

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The third quarter results include expense for provision for loan losses of $406,000, compared with $476,000 for the same period in 2013.

“Asset quality improvement continued to progress during the third quarter with reductions in classified assets, nonperforming loans and other real estate,” said Hileman. “Our allowance for loan losses now stands at 109% of our non-accruing loan balances.”

Year-To-Date Results

For the nine month period ended September 30, 2014, net interest income totaled $51.6 million compared with $50.6 million in the first nine months of 2013. Average interest-earning assets increased to $1.941 billion in the first nine months of 2014, compared to $1.821 billion in the first nine months of 2013. Net interest margin for the first nine months of 2014 was 3.65%, down 17 basis points from the 3.82% margin reported in the nine month period ended September 30, 2013.

The provision for loan losses in the first nine months of 2014 was $955,000, compared to $1.3 million recorded during the first nine months of 2013.

Non-interest income for the first nine months of 2014 was $24.3 million, compared to $24.2 million during the same period of 2013. Service fees and other charges were $7.5 million for the first nine months of 2014, basically even with the same period of 2013. Mortgage banking income decreased to $4.3 million for the first nine months of 2014, compared with $7.1 million during the same period of 2013. Insurance and investment sales revenues increased to $7.6 million for the first nine months of 2014, compared with $7.5 million in same period of 2013. Non-interest income for the first nine months of 2014 included $931,000 of gain on the sale of securities compared with $97,000 during the same period of 2013. The first nine months of 2014 also included a $903,000 tax-free benefit from a bank owned life insurance policy and a $498,000 tax-free gain realized through the company’s deferred compensation plan trust.

Non-interest expense was $49.8 million for the first nine months of 2014; up slightly from the $49.1 million during the same period of 2013. Compensation and benefits expense was $26.5 million for the first nine months of 2014 compared with $26.0 million during the same period of 2013. Decreases in FDIC insurance premiums of $169,000, state taxes not based on income of $313,000 and amortization of intangibles of $113,000 were offset by increases in data processing of $521,000, primarily due to increased volumes in electronic banking and expenses to support growth strategies, and other expenses of $437,000, which included the $786,000 cost recorded in the first quarter for terminating a merger agreement.

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Total Assets at $2.15 Billion

Total assets at September 30, 2014 were $2.15 billion compared to $2.14 billion at December 31, 2013 and $2.06 billion at September 30, 2013. Net loans receivable (excluding loans held for sale) were $1.61 billion at September 30, 2014 compared to $1.56 billion at December 31, 2013 and $1.54 billion at September 30, 2013. Total cash and cash equivalents were $96.7 million at September 30, 2014 compared with $179.3 million at December 31, 2013 and $127.6 million at September 30, 2013. Also, at September 30, 2014, goodwill and other intangible assets totaled $64.2 million compared to $65.0 million at December 31, 2013 and $65.3 million at September 30, 2013.

Total deposits at September 30, 2014 were $1.73 billion compared with $1.74 billion at December 31, 2013, and $1.66 billion at September 30, 2013. Non-interest bearing deposits at September 30, 2014 were $340.6 million compared to $348.9 million at December 31, 2013 and $300.9 million at September 30, 2013. Total stockholders’ equity was $278.2 million at September 30, 2014 compared to $272.1 million at December 31, 2013 and $269.4 million at September 30, 2013.

Dividend to be Paid November 21

The Board of Directors declared a quarterly cash dividend of $0.175 per common share payable November 21, 2014 to shareholders of record at the close of business on November 14, 2014. The dividend represents an annual dividend of 2.54 percent based on the First Defiance common stock closing price on October 17, 2014. First Defiance has approximately 9,354,760 common shares outstanding.

Share Repurchase Program

In a separate action, the Board of Directors authorized a new share repurchase program of up to 5%, or approximately 469,000 shares, of the common stock outstanding. Repurchases will be made periodically depending on market conditions and other factors. The repurchased shares will be held as treasury stock and will be available for general corporate purposes, including employee stock option plans. The exact number of shares to be repurchased by the company is not guaranteed. Purchases under the First Defiance Financial Corp. stock repurchase program may be made periodically, in the open market, through block trades and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Commission or otherwise, and also in privately negotiated transactions. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or periodically without prior notice.

“Earlier this month, we completed the authorization from a year ago to repurchase our shares,” stated Hileman. “Capital management is a key strategic focus for our company, and we believe that the new authorization to repurchase our stock represents an opportunity to continue offering additional value to our shareholders."

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Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, October 21, 2014 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/fdef141021.html.

Audio replay of the Internet Webcast will be available at www.fdef.com until November 21, 2014 at 9:00 a.m. ET

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 full-service branches and 43 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana. First Insurance Group is a full-service insurance agency with five offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	September 30,	December 31,	September 30,
(in thousands)	2014	2013	2013

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$36,654	$36,318	$42,629
Interest-bearing deposits	60,000	143,000	85,000
	96,654	179,318	127,629
Securities
Available-for sale, carried at fair value	238,367	198,170	184,119
Held-to-maturity, carried at amortized cost	323	387	407
	238,690	198,557	184,526

Loans	1,636,266	1,580,448	1,561,279
Allowance for loan losses	(24,567)	(24,950)	(25,964)
Loans, net	1,611,699	1,555,498	1,535,315
Loans held for sale	5,738	9,120	13,391
Mortgage servicing rights	9,053	9,106	9,182
Accrued interest receivable	6,903	5,778	6,425
Federal Home Loan Bank stock	13,802	19,350	19,350
Bank Owned Life Insurance	46,795	42,715	42,504
Office properties and equipment	39,988	38,597	39,066
Real estate and other assets held for sale	5,326	5,859	5,518
Goodwill	61,525	61,525	61,525
Core deposit and other intangibles	2,664	3,497	3,793
Deferred taxes	-	565	2,253
Other assets	12,242	7,663	7,953
Total Assets	$2,151,079	$2,137,148	$2,058,430

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$340,575	$348,943	$300,891
Interest-bearing deposits	1,390,070	1,386,849	1,357,601
Total deposits	1,730,645	1,735,792	1,658,492
Advances from Federal Home Loan Bank	21,790	22,520	22,761
Notes payable and other interest-bearing liabilities	60,089	51,919	50,822
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	1,848	1,519	1,752
Deferred Taxes	876	-	-
Other liabilities	21,515	17,168	19,161
Total Liabilities	1,872,846	1,865,001	1,789,071
Stockholders’ Equity
Preferred stock	-	-	-
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	136,194	136,403	136,257
Accumulated other comprehensive income	3,301	545	282
Retained earnings	195,877	182,290	178,181
Treasury stock, at cost	(58,144)	(48,096)	(46,366)
Total stockholders’ equity	278,233	272,147	269,359
Total Liabilities and Stockholders’ Equity	$2,151,079	$2,137,148	$2,058,430

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2014	2013	2014	2013
Interest Income:
Loans	$17,365	$17,197	$50,894	$51,040
Investment securities	1,720	1,390	4,855	4,199
Interest-bearing deposits	64	44	283	174
FHLB stock dividends	137	205	502	631
Total interest income	19,286	18,836	56,534	56,044
Interest Expense:
Deposits	1,304	1,356	3,989	4,514
FHLB advances and other	131	116	397	298
Subordinated debentures	147	150	439	452
Notes Payable	41	58	121	178
Total interest expense	1,623	1,680	4,946	5,442
Net interest income	17,663	17,156	51,588	50,602
Provision for loan losses	406	476	955	1,349
Net interest income after provision for loan losses	17,257	16,680	50,633	49,253
Non-interest Income:
Service fees and other charges	2,660	2,605	7,492	7,539
Mortgage banking income	1,545	1,846	4,332	7,119
Gain on sale of non-mortgage loans	40	35	79	52
Gain on sale of securities	460	-	931	97
Insurance commissions	2,366	2,225	7,640	7,538
Trust income	315	251	895	695
Income from Bank Owned Life Insurance	1,130	212	1,584	672
Other non-interest income	840	170	1,346	535
Total Non-interest Income	9,356	7,344	24,299	24,247
Non-interest Expense:
Compensation and benefits	9,287	8,718	26,468	25,991
Occupancy	1,613	1,719	4,905	5,022
FDIC insurance premium	350	326	1,088	1,257
Financial institutions tax	515	580	1,524	1,837
Data processing	1,489	1,318	4,333	3,812
Amortization of intangibles	269	296	832	945
Other non-interest expense	3,248	3,143	10,639	10,202
Total Non-interest Expense	16,771	16,100	49,789	49,066
Income before income taxes	9,842	7,924	25,143	24,434
Income taxes	2,773	2,445	7,206	7,286
Net Income	$7,069	$5,479	$17,937	$17,148

Earnings per common share:
Basic	$0.75	$0.56	$1.87	$1.76
Diluted	$0.71	$0.54	$1.79	$1.69

Average Shares Outstanding:
Basic	9,445	9,780	9,577	9,763
Diluted	9,903	10,212	10,031	10,160

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Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(dollars in thousands, except per share data)	2014	2013	% change	2014	2013	% change
Summary of Operations

Tax-equivalent interest income (1)	$19,751	$19,242	2.6%	$57,871	$57,270	1.0%
Interest expense	1,623	1,680	(3.4)	4,946	5,442	(9.1)
Tax-equivalent net interest income (1)	18,128	17,562	3.2	52,925	51,828	2.1
Provision for loan losses	406	476	(14.7)	955	1,349	(29.2)
Tax-equivalent NII after provision for loan loss (1)	17,722	17,086	3.7	51,970	50,479	3.0
Investment Securities gains	460	-	NM	931	97	859.8
Non-interest income (excluding securities gains/losses)	8,896	7,289	22.0	23,368	24,000	(2.6)
Non-interest expense	16,771	16,045	4.5	49,789	48,916	1.8
Income taxes	2,773	2,445	13.4	7,206	7,286	(1.1)
Net Income	7,069	5,479	29.0	17,937	17,148	4.6
Tax equivalent adjustment (1)	465	406	14.5	1,337	1,226	9.1
At Period End
Assets	2,151,079	2,058,430	4.5
Earning assets	1,954,496	1,863,546	4.9
Loans	1,636,266	1,561,279	4.8
Allowance for loan losses	24,567	25,964	(5.4)
Deposits	1,730,645	1,658,492	4.4
Stockholders’ equity	278,233	269,359	3.3
Average Balances
Assets	2,153,226	2,026,277	6.3	2,155,027	2,028,297	6.2
Earning assets	1,934,651	1,816,626	6.5	1,941,412	1,820,565	6.6
Loans	1,586,652	1,548,718	2.4	1,561,118	1,523,216	2.5
Deposits and interest-bearing liabilities	1,853,271	1,741,850	6.4	1,857,139	1,744,342	6.5
Deposits	1,738,494	1,632,712	6.5	1,745,276	1,642,754	6.2
Stockholders’ equity	276,968	265,488	4.3	275,734	263,135	4.8
Stockholders’ equity / assets	12.86%	13.10%	(1.8)	12.79%	12.97%	(1.4)
Per Common Share Data
Net Income
Basic	$0.75	$0.56	33.9	$1.87	$1.76	6.3
Diluted	0.71	0.54	31.5	1.79	1.69	5.9
Dividends	0.15	0.10	50.0	0.45	0.30	50.0
Market Value:
High	$29.00	$28.46	1.9	$29.00	$28.46	1.9
Low	26.99	22.49	20.0	24.24	18.42	31.6
Close	27.01	23.39	15.5	27.01	23.39	15.5
Common Book Value	29.60	27.44	7.9	29.60	27.44	7.9
Tangible Common Book Value	22.75	20.76	9.6	22.75	20.76	9.6
Shares outstanding, end of period (000)	9,371	9,785	(4.2)	9,371	9,776	(4.1)
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.73%	3.84%	(2.8)	3.65%	3.82%	(4.3)
Return on average assets	1.30%	1.07%	21.4	1.11%	1.13%	(1.6)
Return on average equity	10.13%	8.19%	23.7	8.70%	8.71%	(0.2)
Efficiency ratio (2)	62.06%	64.56%	(3.9)	65.26%	64.51%	1.2
Effective tax rate	28.18%	30.86%	(8.7)	28.66%	29.82%	(3.9)
Dividend payout ratio (basic)	20.00%	17.86%	12.0	24.06%	17.05%	41.2

(1)   Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%

(2)   Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2014	2013	2014	2013

Gain from sale of mortgage loans	$973	$894	$2,601	$4,960
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	870	901	2,652	2,646
Amortization of mortgage servicing rights	(366)	(429)	(1,026)	(1,752)
Mortgage servicing rights valuation adjustments	68	480	105	1,265
	572	952	1,731	2,159
Total revenue from sale and servicing of mortgage loans	$1,545	$1,846	$4,332	$7,119

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended September 30,
	(dollars in thousands)
	2014			2013
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,586,652	$17,406	4.35%	$1,548,718	$17,214	4.41%
Securities	235,459	2,144	3.70%	184,413	1,779	3.83%
Interest Bearing Deposits	98,738	64	0.26%	64,142	44	0.27%
FHLB stock	13,802	137	3.94%	19,353	205	4.20%
Total interest-earning assets	1,934,651	19,751	4.06%	1,816,626	19,242	4.20%
Non-interest-earning assets	218,575			209,651
Total assets	$2,153,226			$2,026,277
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,396,698	$1,304	0.37%	$1,330,467	$1,356	0.40%
FHLB advances and other	21,872	131	2.38%	21,003	116	2.19%
Subordinated debentures	36,129	147	1.61%	36,130	150	1.65%
Notes payable	56,776	41	0.29%	52,005	58	0.44%
Total interest-bearing liabilities	1,511,475	1,623	0.43%	1,439,605	1,680	0.46%
Non-interest bearing deposits	341,796	-	-	302,245	-	-
Total including non-interest-bearing demand deposits	1,853,271	1,623	0.35%	1,741,850	1,680	0.38%
Other non-interest-bearing liabilities	22,987			18,939
Total liabilities	1,876,258			1,760,789
Stockholders' equity	276,968			265,488
Total liabilities and stockholders' equity	$2,153,226			$2,026,277
Net interest income; interest rate spread		$18,128	3.63%		$17,562	3.74%
Net interest margin (3)			3.73%			3.84%
Average interest-earning assets to average interest bearing liabilities			128%			126%

	Nine Months Ended September 30,
	2014			2013
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,561,118	$50,996	4.37%	$1,523,216	$51,092	4.48%
Securities	218,527	6,091	3.83%	192,309	5,373	3.74%
Interest Bearing Deposits	146,798	283	0.26%	85,483	174	0.27%
FHLB stock	14,969	502	4.48%	19,557	631	4.31%
Total interest-earning assets	1,941,412	57,872	3.99%	1,820,565	57,270	4.21%
Non-interest-earning assets	213,615			207,732
Total assets	$2,155,027			$2,028,297
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,401,481	$3,989	0.38%	$1,343,564	$4,514	0.45%
FHLB advances and other	22,117	397	2.40%	16,078	298	2.48%
Subordinated debentures	36,132	439	1.62%	36,134	452	1.67%
Notes payable	53,614	121	0.30%	49,376	178	0.48%
Total interest-bearing liabilities	1,513,344	4,946	0.44%	1,445,152	5,442	0.50%
Non-interest bearing deposits	343,795	-	-	299,190	-	-
Total including non-interest-bearing demand deposits	1,857,139	4,946	0.36%	1,744,342	5,442	0.42%
Other non-interest-bearing liabilities	22,154			20,820
Total liabilities	1,879,293			1,765,162
Stockholders' equity	275,734			263,135
Total liabilities and stockholders' equity	$2,155,027			$2,028,297
Net interest income; interest rate spread		$52,926	3.55%		$51,828	3.70%
Net interest margin (3)			3.65%			3.82%
Average interest-earning assets to average interest bearing liabilities			128%			126%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2014	2nd Qtr 2014	1st Qtr 2014	4th Qtr 2013	3rd Qtr 2013
Summary of Operations
Tax-equivalent interest income (1)	$19,751	$19,221	$18,900	$19,143	$19,242
Interest expense	1,623	1,645	1,678	1,728	1,680
Tax-equivalent net interest income (1)	18,128	17,576	17,222	17,415	17,562
Provision for loan losses	406	446	103	475	476
Tax-equivalent NII after provision for loan losses (1)	17,722	17,130	17,119	16,940	17,086
Investment securities gains, net of impairment	460	471	-	(337)	-
Non-interest income (excluding securities gains/losses)	8,896	7,146	7,326	6,869	7,344
Non-interest expense	16,771	16,357	16,661	15,987	16,100
Income taxes	2,773	2,254	2,179	1,991	2,445
Net income	7,069	5,689	5,179	5,087	5,479
Tax equivalent adjustment (1)	465	447	426	406	406
At Period End
Total assets	$2,151,079	$2,151,490	$2,163,659	$2,137,148	$2,058,430
Earning assets	1,954,496	1,949,729	1,965,225	1,950,475	1,863,546
Loans	1,636,266	1,581,984	1,563,953	1,580,448	1,561,279
Allowance for loan losses	24,567	24,627	24,783	24,950	25,964
Deposits	1,730,645	1,741,812	1,760,617	1,735,792	1,658,492
Stockholders’ equity	278,233	276,449	274,877	272,147	269,359
Stockholders’ equity / assets	12.93%	12.85%	12.70%	12.73%	13.09%
Goodwill	61,525	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,153,226	$2,165,486	$2,146,369	$2,124,109	$2,026,277
Earning assets	1,934,651	1,952,440	1,937,145	1,915,508	1,816,626
Loans	1,586,652	1,551,799	1,544,902	1,543,057	1,548,718
Deposits and interest-bearing liabilities	1,853,271	1,865,824	1,852,322	1,833,291	1,741,850
Deposits	1,738,494	1,756,098	1,741,237	1,719,319	1,632,712
Stockholders’ equity	276,968	276,490	273,745	270,856	265,488
Stockholders’ equity / assets	12.86%	12.77%	12.75%	12.75%	13.10%
Per Common Share Data
Net Income:
Basic	$0.75	$0.59	$0.53	$0.52	$0.56
Diluted	0.71	0.57	0.51	0.50	0.54
Dividends	0.15	0.15	0.15	0.10	0.10
Market Value:
High	$29.00	$29.00	$28.23	$27.25	$28.46
Low	26.99	26.50	24.24	23.31	22.49
Close	27.01	28.70	27.12	25.97	23.39
Common Book Value	29.60	28.96	28.38	27.91	27.44
Shares outstanding, end of period (in thousands)	9,371	9,515	9,653	9,720	9,785
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.73%	3.62%	3.61%	3.61%	3.84%
Return on average assets	1.30%	1.05%	0.98%	0.95%	1.07%
Return on average equity	10.13%	8.25%	7.67%	7.45%	8.19%
Efficiency ratio (2)	62.06%	66.16%	67.87%	65.75%	64.56%
Effective tax rate	28.18%	28.38%	29.61%	28.13%	30.86%
Common dividend payout ratio (basic)	20.00%	25.42%	28.30%	19.23%	17.86%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2014	2nd Qtr 2014	1st Qtr 2014	4th Qtr 2013	3rd Qtr 2013
Loan Portfolio Composition
One to four family residential real estate	$209,135	$199,886	$196,940	$195,752	$191,984
Construction	116,809	108,478	82,049	86,058	59,567
Commercial real estate	834,443	801,923	809,071	819,618	821,115
Commercial	392,465	390,055	380,144	388,236	386,160
Consumer finance	16,616	15,800	16,346	16,902	16,659
Home equity and improvement	111,151	108,460	106,632	106,930	105,727
Total loans	1,680,619	1,624,602	1,591,182	1,613,496	1,581,212
Less:
Loans in process	43,548	41,874	26,487	32,290	19,189
Deferred loan origination fees	805	744	742	758	744
Allowance for loan loss	24,567	24,627	24,783	24,950	25,964
Net Loans	$1,611,699	$1,557,357	$1,539,170	$1,555,498	$1,535,315

Allowance for loan loss activity
Beginning allowance	$24,627	$24,783	$24,950	$25,964	$26,270
Provision for loan losses	406	446	103	475	476
Credit loss charge-offs:
One to four family residential real estate	95	42	228	175	78
Commercial real estate	246	39	228	1,097	829
Commercial	1,272	973	525	670	39
Consumer finance	16	12	11	7	33
Home equity and improvement	42	80	184	144	170
Total charge-offs	1,671	1,146	1,176	2,093	1,149
Total recoveries	1,205	544	906	604	367
Net charge-offs (recoveries)	466	602	270	1,489	782
Ending allowance	$24,567	$24,627	$24,783	$24,950	$25,964

Credit Quality
Total non-performing loans (1)	$22,525	$24,863	$26,774	$27,847	$30,512
Real estate owned (REO)	5,326	5,554	6,028	5,859	5,518
Total non-performing assets (2)	$27,851	$30,417	$32,802	$33,706	$36,030
Net charge-offs	466	602	270	1,489	782

Restructured loans, accruing (3)	26,579	26,975	26,654	27,630	28,010

Allowance for loan losses / loans	1.50%	1.56%	1.58%	1.58%	1.66%
Allowance for loan losses / non-performing assets	88.21%	80.96%	75.55%	74.02%	72.06%
Allowance for loan losses / non-performing loans	109.07%	99.05%	92.56%	89.60%	85.09%
Non-performing assets / loans plus REO	1.70%	1.92%	2.09%	2.12%	2.30%
Non-performing assets / total assets	1.29%	1.41%	1.52%	1.58%	1.75%
Net charge-offs / average loans (annualized)	0.12%	0.16%	0.07%	0.39%	0.20%

Deposit Balances
Non-interest-bearing demand deposits	$340,575	$355,268	$338,412	$348,943	$300,891
Interest-bearing demand deposits and money market	739,292	717,506	740,783	715,939	681,987
Savings deposits	197,464	200,626	199,361	185,121	182,271
Retail time deposits less than $100,000	289,326	299,288	309,758	313,335	318,317
Retail time deposits greater than $100,000	163,988	169,124	172,303	172,454	175,026
National/Brokered time deposits	-	-	-	-	-
Total deposits	$1,730,645	$1,741,812	$1,760,617	$1,735,792	$1,658,492

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

September 30, 2014
One to four family residential real estate	$209,135	$205,428	$654	$3,053
Construction	116,809	116,809	-	-
Commercial real estate	834,443	820,502	68	13,873
Commercial	392,465	386,266	669	5,530
Consumer finance	16,616	16,524	92	-
Home equity and improvement	111,151	109,937	1,145	69
Total loans	$1,680,619	$1,655,466	$2,628	$22,525

December 31, 2013
One to four family residential real estate	$195,752	$190,854	$1,625	$3,273
Construction	86,058	86,058	-	-
Commercial real estate	819,618	803,218	566	15,834
Commercial	388,236	379,889	20	8,327
Consumer finance	16,902	16,771	131	-
Home equity and improvement	106,930	105,211	1,306	413
Total loans	$1,613,496	$1,582,001	$3,648	$27,847

September 30, 2013
One to four family residential real estate	$191,984	$188,065	$760	$3,159
Construction	59,567	59,567	-
Commercial real estate	821,115	802,115	574	18,426
Commercial	386,160	377,116	295	8,749
Consumer finance	16,659	16,616	43
Home equity and improvement	105,727	103,997	1,552	178
Total loans	$1,581,212	$1,547,476	$3,224	$30,512

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